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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Washington Mutual, Inc.,
  as successor to
  Keystone Holdings, Inc.:

We consent to incorporation by reference in Registration Statement No. 33-93850 of Washington Mutual, Inc. on Form S-3, Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-23221) of Washington Mutual, Inc., Registration Statement No. 33-86840 of Washington Mutual, Inc. on Form S-8, and Registration Statement No. 333-37685 of Washington Mutual, Inc. on Form S-3 of our report dated January 26, 1996, except as to Note 27 to the consolidated financial statements, which is as of February 8, 1996, relating to the consolidated statements of earnings, stockholder's equity, and cash flows for the year ended December 31, 1995, which report appears in the December 31, 1997, annual report on Form 10-K of Washington Mutual, Inc.

                                                       /s/ KPMG Peat Marwick LLP

Los Angeles, California
March 18, 1998